UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                                   FORM 8-K

                                CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                       Date of Report:  October 26, 1999
                       (Date of earliest event reported)



                     Inland Retail Real Estate Trust, Inc.
            (Exact name of registrant as specified in the charter)



        Maryland                       333-64391              36-4246655

(State or other jurisdiction     (Commission File No.)       (IRS Employer
  of incorporation)                                        Identification No.)



                             2901 Butterfield Road
                          Oak Brook, Illinois  60523
                   (Address of Principal Executive Offices)


                                (630) 218-8000
              (Registrant's telephone number including area code)


                                Not Applicable
         (Former name or former address, if changed since last report)












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Item 2.  Acquisition or Disposition of Assets

Countryside Shopping Center, Naples, Florida

On October 26, 1999, we purchased a shopping center known as Countryside Shopping Center, containing 73,965 gross leasable square feet, by acquiring the interests of Inland Southeast Investment Corporation and Inland Southeast Acquisitions Corp. (collectively the "Countryside Affiliated Partners"), both of which are affiliates of our Advisor, in Inland Southeast Countryside Limited Partnership. The Inland Southeast Countryside Limited Partnership owns the entire fee simple interest in Countryside Shopping Center.

Countryside Shopping Center is located at the southwest corner of Santa Barbara Boulevard and Radio Road in Naples, Florida. Naples is approximately 185 miles south of Tampa and approximately 105 miles west of Miami.

The Inland Southeast Countryside Limited Partnership purchased Countryside Shopping Center on March 31, 1998 from an unaffiliated third party. The $8,595,602 we paid for this property represents all of the acquisition costs and a prorated portion of the financing costs incurred by the Countryside Affiliated Partners in connection with their acquisition and financing of the property as of the date of our purchase of their interests. Our acquisition cost is approximately $116 per square foot of leasable space, which consists of the following:

    *   Purchase Price.......................... $ 8,400,000
    *   Acquisition costs to third parties......      96,253
    *   Financing costs to an Inland affiliate..      45,356
    *   Financing costs to third parties........      53,993

                                 Total.......... $ 8,595,602
                                                 =============

We paid a total of $1,860,818 to the Countryside Affiliated Partners since the outstanding balance of the mortgage loan and certain prorations were credited against the purchase price. That amount, together with $282,814 provided by the Countryside Affiliated Partners (for a total of $2,143,632), was paid to Inland Mortgage Investment Corporation, an Inland affiliated company, as payment in full of a promissory note evidencing a loan made to the Countryside Affiliated Partners in connection with their purchase in March 1998 of this property. The promissory note provided for payment of interest only at the rate of 10.9% per annum.

In evaluating this property as a potential acquisition, we considered a variety of factors including location, demographics, tenant mix, price per square foot, occupancy and the fact that overall rental rates at the shopping center are comparable to market rates. We believe that the shopping center is located within a vibrant economic area. We did not consider any other factors materially relevant to the decision to acquire this property.

We do not anticipate making any significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

We believe that this property is well located, has acceptable roadway access, attracts high-quality tenants, is well maintained and has been professionally managed. This property will be subject to competition from similar shopping centers within its market area, and its economic performance could be affected by changes in local economic conditions.

We purchased this property subject to a mortgage and a collateral assignment of rents and leases in favor of SouthTrust Bank, National Association, which secure a promissory note having a principal balance of $6,720,000 as of the date of our acquisition of the property. The promissory note requires monthly payments of interest only at a floating rate of 1.75% over a LIBOR related index and is due on March 31, 2001. We may prepay the note either in whole or in part at any time without payment of any premium or penalty, except as follows. At any one time after we have paid amounts necessary to reduce the principal balance to 60% or less of the appraised value of the property, we may elect to change the interest rate to either a floating rate of 1.6% over a LIBOR related index, or to a fixed rate which would be equal to 1.6% in excess of the average weekly yield of U.S. Treasury Securities having a term ending on March 31, 2001. If we elect to have the fixed rate apply to the note, then any amount prepaid must include a prepayment premium equal to 1% of the amount prepaid.

Countryside Shopping Center, which was built in 1997, consists of a one-story, multi-tenant, retail facility, consisting of two separate buildings. As of October 26, 1999, this property was 98% leased. Tenants leasing more than 10% of the total square footage currently include Winn-Dixie Stores, Inc., a supermarket, and Promedco of Southwest Florida, Inc., a medical and health care center. The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

                                           Base Rent
                  Approximate             Per Square
                     GLA                    Foot Per
                    Leased     % of Total    Annum           Lease Term
  Lessee           (Sq. Ft.)      GLA         ($)       Beginning       To
   -----------    ----------- ----------- ------------ ------------ ---------
Winn-Dixie Stores,
  Inc.               51,261      69.30         8.00     05/1997      04/2017
  Options   (1)                                8.00     05/2017      04/2042

Promedco of Southwest
  Florida, Inc.      10,725      14.50        18.00     08/1997      07/2002
                                              19.00     08/2002      07/2004
                                              20.00     08/2004      07/2007
  Options  (2)                                20.51     08/2007
                                           to 25.00                  07/2017

(1) There are five successive five-year renewal options at the same base rent per square foot per annum.

(2)  There are two  successive  five-year  renewal  options.   The base rent per
square foot increases by $.50 per square foot each year of the option term.

For federal income tax purposes, our depreciable basis in this property will be approximately $7,478,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 15 years, respectively. Real estate taxes for 1998 (the most recent tax year for which information is generally available) were $67,117. Real estate taxes for 1999 are expected to be approximately $72,000.

On October 26, 1999, a total of  72,765  square feet was leased to seven tenants
at this property.    The  following  tables  set  forth certain information with respect to our leases with those tenants:

                  Approximate
                      GLA                             Current        Rent per
                    Leased      Lease     Renewal    Annual Rent    Square Foot
Lessee (1)         (Sq. Ft.)    Ends      Options        ($)            ($)
                                                         (1)
  ------          ----------    -----     -------    -----------    -----------
Winn-Dixie Stores,
  Inc.              51,261      04/17     5/5 yr.      410,088          8.00
Promedco of Southwest
  Florida, Inc.     10,725      07/07     2/5 yr.      193,050         18.00
Blockbuster
  Videos, Inc.       6,000      04/02     3/5 yr.      102,000         17.00
Ettore Mancini       1,200      03/02     1/3 yr.       21,600         18.00
Mailboxes, Etc.      1,200      08/02     1/5 yr.       22,920         19.10
Mama Panetti's Inc.  1,200      12/02     1/5 yr.       22,248         18.54
John Rogers Jr.
  Dry Cleaners       1,179      07/02     1/5 yr.       22,920         19.44
Vacant               1,200
Other (2)

(1) Each tenant also pays its proportionate share of real estate taxes, insurance and common area maintenance costs. In addition, Winn-Dixie Stores, Inc. pays, as additional rent, a percentage of gross sales in excess of a prescribed amount.

(2) Touchless Laser Car Wash occupies an outlot and is connected into the shopping center's water system. We bill it quarterly for its water usage, but it does not pay rent or anything else to us since we do not own the outlot. Coin Star Communications, Inc. provides payphones in the shopping center. Coin Star Communications, Inc. pays a monthly percentage rent of 30% of its sales.

                                                              Average     Percent of    Percent of
                                                              Base Rent      Total      Annual Base
                                     Annual Base    Total     Per Square  Building GLA     Rent
                        Approx. GLA   Rent of       Annual    Foot Under  Represented   Represented
  Year       Number of  of Expiring  Expiring       Base      Expiring    by Expiring   By Expiring
 Ending       Leases      Leases     Leases        Rent (1)   Leases        Leases       Leases (1)
December 31,  Expiring  (Sq. Ft.)       ($)          ($)         ($)          (%)          (%)
-----------  ---------  ----------- -----------  -----------  ----------  ------------- -----------

   1999          -           -           -          790,007        -           -             -

   2000          -           -           -          797,514        -           -             -

   2001          -           -           -          800,285        -           -             -

   2002          5         10,779     197,855       708,294      18.36       14.57         24.72

   2003          -           -           -          613,863        -           -             -

   2004          -           -           -          624,588        -           -             -

   2005          -           -           -          624,588        -           -             -

   2006          -           -           -          624,588        -           -             -

   2007          1         10,725     214,500       535,213      20.00       14.50         34.34

   2008          -           -           -          410,088        -           -             -

(1) We made no assumptions regarding the re-leasing of expired leases.  It is the opinion of our management that the space will be re-leased at market rates at the time of re-leasing.



We received an appraisal which states that is was prepared in conformity with the requirements of the Uniform Standards of Professional Appraisal Practice (USPAP) of the Appraisal Foundation and the Standards of Professional Appraisal Practice of the Appraisal Institute, by an independent appraiser who is a member of the Appraisal Institute. The appraisal reported a fair market value for Countryside Shopping Center, as of August 27, 1999, of $8,650,000. Appraisals are estimates of value and should not be relied on as a measure of true worth or realizable value.

Item 7. Financial Statements and Exhibits

   (a)  Financial Statements

        To be subsequently filed.

                                  SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                        Inland Retail Real Estate Trust, Inc.
                                   (Registrant)



                        By:/s/ BARRY L. LAZARUS
                            Barry L. Lazarus
                            President, Chief Operating Officer,
                            Treasurer and Chief Financial Officer


Date:     November 4, 1999


































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